                     SARA LEE CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF NET INCOME PER COMMON SHARE         EXHIBIT 11
                      (in millions except per share data)


                                                                    FOR THE PERIOD ENDED APRIL 1, 1995
                                                           ----------------------------------------------------
                                                                   PRIMARY                 FULLY DILUTED
                                                           ------------------------    ------------------------
                                                           Thirteen     Thirty-Nine   Thirteen     Thirty-Nine
                                                            Weeks          Weeks       Weeks        Weeks
                                                           --------     -----------   --------     -----------
EARNINGS:

Net income                                                  $  166       $  583       $  166         $  583

Less:  Dividends on Preferred Stocks,                           (8)         (21)          (4)            (9)
           net of tax benefits

           Adjustment attributable to conversion of
           ESOP Convertible Preferred Stock                     --           --           (2)            (6)
                                                            ------       ------       ------         ------
Net Income Available for Common Stockholders                $  158       $  562       $  160         $  568
                                                            ======       ======       ======         ======


SHARES:

Average Shares Outstanding                                     477          477          477            477

Add:  Common Stock Equivalents -

          Stock options                                          1            1            1              1

          ESOP Convertible Preferred Stock                      --           --           19             19

          Restricted stock and other                             1            1            1              1
                                                            ------       ------       ------         ------
Adjusted Weighted Average Shares Outstanding                   479          479          498            498
                                                            ======       ======       ======         ======

NET INCOME PER COMMON SHARE:                                $ 0.33       $ 1.17       $ 0.32         $ 1.14
                                                            ======       ======       ======         ======


                     SARA LEE CORPORATION AND SUBSIDIARIES
                                                                     EXHIBIT 11
                  COMPUTATION OF NET INCOME PER COMMON SHARE         (continued)
                      (in millions except per share data)



                                                                          FOR THE PERIOD ENDED APRIL 2, 1994
                                                              ---------------------------------------------------------
                                                                       PRIMARY                     FULLY DILUTED
                                                              ---------------------------   ---------------------------
                                                              Thirteen       Thirty-Nine    Thirteen        Thirty-Nine
                                                               Weeks            Weeks        Weeks             Weeks
                                                              --------       -----------    --------        -----------
EARNINGS:
Net income before accounting change                           $  152           $  543       $  152           $   543

Cumulative effect of accounting change                            --              (35)          --               (35)
                                                              ------           ------       ------           -------
Net income                                                       152              508          152               508

Less:  Dividends on Preferred Stocks,
       net of tax benefits                                        (6)             (18)          (2)               (7)

       Adjustment attributable to conversion of
       ESOP Convertible Preferred Stock                          --               --            (2)               (6)
                                                              ------           ------       ------           -------
Net Income Available for Common Stockholders                  $  146           $  490       $  148           $   495
                                                              ======           ======       ======           =======


SHARES:

Average Shares Outstanding                                       477               478          477               478

Add:  Common Stock Equivalents -

      Stock options                                                1                 1            1                 1

      ESOP Convertible Preferred Stock                            --                --           19                19

      Restricted stock and other                                   1                 1            1                 1
                                                              ------            ------       ------           -------
Adjusted Weighted Average Shares Outstanding                     479               480          498               499
                                                              ======            ======       ======           =======


NET INCOME PER COMMON SHARE:

Before cumulative effect of accounting change                 $ 0.30           $  1.09       $ 0.29           $  1.06

Cumulative effect of accounting change                            --             (0.07)          --             (0.07)
                                                              ------           -------       ------           -------
                                                              $ 0.30           $  1.02       $ 0.29           $  0.99
                                                              ======           =======       ======           =======






                                                                         Page 16